                                                                   EXHIBIT  99.4

                        REPORT OF INDEPENDENT AUDITORS

The Directors and Shareholders
Achere, S.A.

We have audited the accompanying consolidated balance sheet of Achere S.A. as of December 31, 1997 and the related consolidated statements of income and cash flows for the year ended December 31, 1997, which have been prepared on the basis of accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in France and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Achere, S.A. at December 31, 1997 and the consolidated results of their operations and their cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in France.

Accounting practices used by the Company in preparing the accompanying financial statements conform with generally accepted accounting principles in France, but do not conform with accounting principles generally accepted in the United States. A description of these differences and a complete reconciliation of consolidated net income for the year ended December 31, 1997 to United States generally accepted accounting principles are set forth in Note 7 of the Notes to Consolidated Financial Statements.

Nantes, France
April 17, 1998

/s/ ERNST & YOUNG

Ernst & Young Audit
Represented by Patrick Foin

                                 ACHERE, S.A.
                          CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                        (IN THOUSANDS OF FRENCH FRANCS)

                                    ASSETS

                                         COST   DEPRECIATION    NET
CURRENT ASSETS

Cash                                    134,008             0   134,008
Trade notes and accounts receivables     41,888         4,210    37,678
Inventories                             100,517        25,402    75,115
Prepaid expenses and deposits             5,641             0     5,641
                                      --------------------------------
TOTAL CURRENT ASSETS                    282,054        29,612   252,442
                                      ---------------------------------

INVESTMENTS
Investment in shares                        644            56       588
Loans receivable and other assets         4,173             0     4,173
                                      ---------------------------------
TOTAL INVESTMENTS                         4,817            56     4,761
                                      ---------------------------------

PROPERTY, PLANT AND EQUIPMENT
   Land and improvements                  1,958           564     1,394
   Buildings and improvements            23,671        18,241     5,430
   Machinery and equipment               42,652        39,553     3,099
   Furniture and fixtures                13,262        12,189     1,073
                                      ---------------------------------
TOTAL PROPERTY, PLANT AND EQUIPMENT      81,543        70,547    10,996
                                      ---------------------------------

INTANGIBLE ASSETS                         6,914         6,637       277
                                      ---------------------------------
TOTAL ASSETS                            375,328       106,852   268,476
                                      =================================

                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Trade notes and accounts payable             62,063
Provisions for risks and charges              7,838
Taxes payable                                 9,578
 Deferred revenues and other liabilities     98,597
                                            -------
TOTAL CURRENT LIABILITIES                   178,076
                                            -------

DEBT                                         34,237

SHAREHOLDERS' EQUITY
Capital at par                               10,000
Additional paid in capital                    1,600
Retained earnings
   Appropriated                               1,000
   Unappropriated                            32,153
Current Year Profit                          11,410
                                            -------
TOTAL SHAREHOLDERS' EQUITY                   56,163
                                            -------
                                            -------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY    268,476
                                            =======

                                 ACHERE, S.A.
                         CONSOLIDATED INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                        (IN THOUSANDS OF FRENCH FRANCS)

OPERATING INCOME
Net sales                                    202,552
Inventory production costs capitalized        20,626
Fixed asset production costs capitalized          19
Release of provisions                         10,350
Transfer of expenses                           2,167
Other income                                     315
                                            --------
TOTAL OPERATING INCOME                       236,029

OPERATING EXPENSES
Purchases                                    104,193
External expenses other than purchases        47,058
Taxes                                          5,159
Personnel costs                               54,025
Depreciation, amortization and provisions      5,504
Other expenses                                 2,103
                                            --------
TOTAL OPERATING EXPENSES                     218,042

FINANCIAL INCOME
Dividend income                                   87
Interest income                                3,587
                                            --------
TOTAL FINANCIAL INCOME                         3,674

FINANCIAL EXPENSES
Interest expenses                              1,442
Exchange losses                                  473
                                            --------
TOTAL FINANCIAL EXPENSES                       1,916

NON-RECURRING INCOME
Forfeited customer deposits                      232
Proceeds of assets sold                           18
Transfer of expenses                              80
Release of provisions                            824
                                            --------
TOTAL NON-RECURRING INCOME                     1,154

NON-RECURRING EXPENSES
Book value of assets sold                        847
                                            --------
TOTAL NON-RECURRING EXPENSES                     847

EMPLOYEE PROFIT SHARING                          860

INCOME TAXES                                   7,781
                                            --------
NET INCOME                                    11,410
                                            ========

                                 ACHERE, S.A.
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                        (IN THOUSANDS OF FRENCH FRANCS)

CASH FLOW FROM OPERATING ACTIVITIES
Net income                                                  11,410
Depreciation and amortization                                3,438
Net loss on disposal of assets                                  16
Decrease in non-current provisions                          (4,959)
Other non cash items                                        (1,276)
Net change in operating assets and liabilities :
  Increase in inventories and work in progress             (22,941)
  Increase in trade and note receivables                    (2,480)
  Increase in prepaid expenses and other current assets     (7,686)
  Increase in trade and other payables                      29,116
  Increase in other current liabilities                     60,009
                                                          --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                   64,647

CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment                  (2,311)
Proceeds from sale of assets                                    18
Reimbursement of loans receivable and other investments        195
Increase in loans receivable and other investments             (99)
                                                          --------
NET CASH USED IN INVESTING ACTIVITIES                       (2,197)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long term debt                                (17,921)
Proceeds from issuance of long term debt                     8,755
Decrease in bank overdraft facilities                         (526)
Payment of cash dividends                                     (109)
                                                          --------
NET CASH USED IN FINANCING ACTIVITIES                       (9,801)

Net increase (decrease) in cash                             52,649
Cash at the beginning of the year                           81,359
                                                          --------
CASH AT END OF YEAR                                        134,008
                                                          ========

                                 ACHERE, S.A.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997

1.   SIGNIFICANT EVENTS OF THE FINANCIAL YEAR

     The reporting period is for the twelve months ended December 31, 1997. The prior year represents a period of 2 1/2 months from October 16 to December 31, 1996.

2.   PRINCIPLES OF CONSOLIDATION

     The Consolidated Financial Statements of the Group were established in conformity with the French Law n 85-11 of January 3, 1985 and with the Decree of application n86-221 of February 17, 1986.

     2.1  CONSOLIDATION METHOD USED

          The full consolidation method is used to account for all subsidiaries.

     2.2. OTHER INFORMATION

          To ensure comparability, all financial statements are adjusted to ensure that accounting principles are applied consistently by all group companies. Intercompany transactions and accounts are eliminated.

          The list of companies included in the consolidation are listed in (S) 6 of the Notes.

3.   SIGNIFICANT ACCOUNTING POLICIES

     3.1. FIXED ASSETS

          The fixed assets are included in the balance sheet at their historical cost, increased for certain operating assets which were legally revalued in 1978.

          Depreciation is calculated using the accelerated method. Second-hand assets are depreciated on a straight-line basis.

          The average useful lives used in depreciation for the principal assets are as follows:

          Buildings                      12 - 20 years
          Machinery & equipment           3 - 10 years
          Other assets                    5 - 10 years

     3.2. INVENTORY AND WORK-IN-PROGRESS

          Finished goods are valued at their production cost which includes the cost of raw materials, direct and indirect production expenses, and the depreciation recorded on production equipment. Merchandise is valued using the weighted average cost method.

     3.3. ACCOUNTS RECEIVABLE

          Accounts receivable are provided for on a specific identification basis.

     3.4. DEFERRED INCOME TAXES

          Deferred taxes within each company in the Group were calculated using the balance sheet liability method, focusing on temporary differences arising from restatements in the consolidation as well as from differences existing between accounting and taxable income.

     3.5. OFF BALANCE SHEET COMMITMENTS

          The Group's commitments regarding pension and retirement benefits are not provided for in the Consolidated Financial Statements.

          The commitments calculated individually for persons employed at December 31 are included in off balance sheet commitments.

                  NOTES ON BALANCE SHEET AND INCOME STATEMENT

All amounts are reported in thousands of French francs.

     4.1  FIXED ASSETS AND INVESTMENTS

                             GROSS VALUE  ACQUISITIONS  DISPOSALS  GROSS VALUE
                               31/12/96                              31/12/97

Start-up and research and            410                           410
 development costs
Other intangibles                  6,470         50       16     6,504

TOTAL INTANGIBLE ASSETS            6,880         50       16     6,914

Land and improvements              1,958                         1,958
Buildings                         23,572         98             23,671

Technical equipment and tools     41,011      1,640             42,651

General installations                167                           167
Transportation equipment           5,764        141       18     5,887
Office and computer equipment      6,176        392      717     5,850

Tangible fixed assets in           1,368                  11     1,357
 progress

TOTAL TANGIBLE FIXED ASSETS       80,019      2,272      747    81,544

Investment in shares               1,485                 840       644
Loans receivable and other         4,251         99      177     4,173
 investments

TOTAL INVESTMENTS                  5,736         99    1,018     4,817

TOTAL GROSS VALUE                 92,636      2,422    1,782    93,276

                                 ACCUMULATED                       ACCUMULATED
                                 AMORTIZATION                      AMORTIZATION
                                 & PROVISIONS   EXPENSE  RECOVERY  & PROVISIONS
                                   31/12/96                          31/12/97

Start-up and research and                 410                           410
 development costs
Other intangibles                       6,075     352      200        6,227

TOTAL INTANGIBLE ASSETS                 6,485     352      200        6,637

Land and improvements                     557       5                   563
Buildings                              17,492     749                18,241

Technical equipment and tools          37,926   1,626                39,552

General installations                     136      10                   147
Transportation equipment                5,151     216       16        5,351
Office and computer equipment           5,383     678      713        5,348

Tangible fixed assets in                1,343                         1,343
 progress

TOTAL TANGIBLE FIXED ASSETS            67,992   3,286      729       70,548

Investment in shares                      879              823           56

TOTAL INVESTMENTS                         879              823           56

TOTAL                                  75,357   3,638    1,753       77,242


     4.2  CASH

          Cash consists of the following :

          Cash in banks            3,760
          Money market funds     130,048
          Petty cash                 200

          TOTAL                  134,008

     4.3. CHANGE IN SHAREHOLDERS' EQUITY

          Shareholders' equity at           46,126

          Dividend distribution               (109)
          Dividend withholding tax          (1,184)
          Investment grants allocated to       (79)
          Net income 1997                   11,410

          SHAREHOLDERS' EQUITY AT           56,163


     4.4. PROVISION FOR RISKS AND CHARGES

          The provision for risk concerns mainly the risk involved with the sale warranties, estimated using the inherent risk and statistical information, and the risk of litigation.

          The provision for charges relates to the cost of significant repairs and personnel expenses. It also includes provisions for loss on contracts in progress.

          Provisions for risks and charges consist of the following:

          Litigation                       950
          Customer guarantees            3,545
          Anticipated contract losses      275
          Other risks                       19
          Major repairs                  2,460
          Pre-retirement indemnities       589

          TOTAL                          7,838

     4.5. LOANS AND FINANCIAL DEBT

          Loans and financial debt based on due dates can be broken down as follows:

                                LESS THAN 1 YEAR      1 - 5 YEARS      GREATER THAN 5 YEARS     Total
          Bank loans                     33,322            773                   -              34,085
          Other loans and debt               50              -                  91                 141
          Bank overdrafts and accrued         1              -                   -                   1

          TOTAL                          33,373            773                  91              34,237

     4.6. NET SALES

          Sales by geographical zone are as follows:

                                        %      1997

          France                      24.0    50,235
          European Union and other    76.0   152,316

          TOTAL                      100.0   202,552


     4.7. DEFERRED INCOME TAXES

          The deferred income tax asset recorded under "Trade notes and accounts receivables" is 2,162 KF and has been limited to only the amount expected to be recovered.

          The estimation of the deferred tax asset at the end of the period is based on the following :

          Provision for vacation pay          3,113
          Accrued social charges (Organic)      338
          Other                               1,737

          TOTAL BASE FOR DEFERRED TAX         5,188

          DEFERRED TAX ASSET                  2,162


     4.8. AVERAGE NUMBER OF EMPLOYEES DURING THE PERIOD

          The average number of employees, by category, of all the consolidated companies is as follows :

          Executives and supervisors     25
          Employees and technicians      74
          Laborers                      140

          TOTAL                         239

     4.9. OFF BALANCE SHEET COMMITMENTS

          4.9.1. LUMP SUM RETIREMENT INDEMNITIES

                 Obligation                                      6,096

          4.9.2. FINANCIAL GUARANTEES OUTSTANDING

                 Note and security guarantees                   35,950
                 Foreign currency hedging contracts            111,782

                 TOTAL                                         147,732

5.   SUBSEQUENT EVENT

     In February 1998, the Group was acquired by FRIEDE GOLDMAN INTERNATIONAL INC., a company with headquarters located in Jackson, Mississippi (USA). The Purchaser's main activity is the design, engineering and building of offshore drilling rigs and vessels.

6.   LIST OF PRINCIPAL CONSOLIDATED SUBSIDIARIES

     -------------------------------------------------------------------
          COMPANY                      HEAD OFFICE       SIREN N     %
     -------------------------------------------------------------------

     SA BOPP TREUILS JEB              LA MAISON          377,280   99.99
                                      29160 LANVEOC

     BLM OFFSHORE                     5 RUE DE           402,861   99.99
                                      44470 CARQUEFOU

     BRISSONNEAU & LOTZ MARINE S.A    15 RUE DE LAE      712,008   99.99
                                      44470 CARQUEFOU

     FRANCE MARINE S.A.               5 RUE DE           390,859   99.99
                                      44470 CARQUEFOU

     SCI DU PORT DE LORIENT           LA MAISON          377,522  100,00
                                      29160 LANVEOC

     SCI TY GWENN                     LA MAISON          320,610   96,00
                                      29160 LANVEOC

     SCI DU CROISSANT                 LA MAISON          377,924  100,00
                                      29160 LANVEOC

     SCI DE LESVENEZ                  ZAC DE LESVENEZ    352,299  100,00
                                      29780 PLOUHINEC

     SARL KERDRANVAT                  LA MAISON          353,099  100,00
                                      29160 LANVEOC
     -------------------------------------------------------------------

7. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES APPLIED BY THE GROUP AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements of the Achere Group have been prepared in accordance with the accounting principles described in Notes 2 and 3 (French GAAP) which differ in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP).

     The principal differences between French GAAP and U.S. GAAP as they relate to the Achere Group are discussed in further detail below. Paragraph (e) presents tables reconciling the Group's reported net income and shareholders' equity to give effect to the application of U.S. GAAP.

     (a) Revenue recognition

     The Group recognizes revenues and reports profit from long-term contracts under the completed-contract method. Under this method, revenue and gross profit are recognized only upon final delivery to the customer. Costs of long-term contracts in process and current billings are accumulated, but there are no interim charges or credits to the income statement accounts for revenues, costs and gross profit.

     The Group meets the conditions to use the percentage-of-completion method under U.S. GAAP. Under this method, revenues and gross profit are recognized each period based upon the progress of construction, that is, the percentage of completion.

     (b) Valuation of inventories

     Products in progress and finished products include general and administrative expenses not directly related to the acquisition or production of goods while freight and hauling charges related to purchases are excluded from the valuation.

     Under U.S. GAAP, these general and administrative expenses would not be allocated to inventories. Freight and hauling charges on purchases are considered as product costs.

     (c) Loans receivable

     The Group entered into long term loan agreements to comply with French social regulations. Under these agreements, the loans are to be repaid over 20 years and bear no interest. These loans are recognized at cost.

     Under U.S. GAAP, the carrying value of the loans would be discounted to present value.

     (d) Retirement indemnities

     The Group does not record provisions for lump sum retirement indemnities required by French law to be paid to employees. Pre-retirement indemnities are provided for.

     Under U.S. GAAP, the projected benefit obligation for this unfunded defined benefit plan is recorded as a liability in accordance with the provision of SFAS 87. Under U.S. GAAP, the transition obligation would have been determined as of January 1, 1988 and amortized using the greater of 15 years and the average remaining service lives of employees. The effect on net income and shareholders' equity is not material.

     (e) Reconciliation of reported net income and shareholders' equity to U.S. GAAP

(in thousands of French francs)                     December 31,
                                                        1997

Net income as reported in the consolidated income
  statement.................................            11,410

Adjustments to conform to U.S. GAAP
  Revenue recognition.......................             9,704
  Valuation of inventories..................            (3,672)
  Loans receivable..........................              (192)
  Retirement indemnities....................               297
  Deferred tax effects of adjustments.......            (2 533)
                                                        ------
Net income as adjusted for U.S.                         15,014
                                                        ======

(in thousands of French francs)                     December 31,
                                                        1997

Shareholders' equity as reported in the consolidated
  balance sheet.............................            56,163

Adjustments to conform to U.S. GAAP
  Revenue recognition.......................            11,067
  Valuation of inventories..................            (5,722)
  Loans receivable..........................            (1,292)
  Retirement indemnities....................            (2,390)
  Deferred tax effects of adjustments.......              (892)
                                                        ------
Shareholders' equity as adjusted for U.S.               56,934
                                                        ======

     (f)  Presentation of the Consolidated Financial Statements

     The classification of certain items in, and the format of, the consolidated financial statements vary to some extent from U.S. GAAP. The significant reporting and presentation practices followed by the Group which differ from U.S. GAAP are described below.

     . Under French GAAP, non-recurring income (loss), which include primarily asset write-downs and gains and losses on the sale of assets, is presented as a separate line item after operating income. Under U.S. GAAP, such items are classified according to their nature and origin and are included in the determination of operating income.

     . In accordance with French GAAP, the Group excludes the cost of employee profit sharing plans from the determination of operating income. Under U.S. GAAP, these costs are included in operating income.

     . Based on the U.S. GAAP reconciling adjustments described above, the following balance sheet caption under U.S. GAAP would approximately amount to:

     (in thousands of French francs)      December 31,
                                              1997

     Total assets...................        271,638